Exhibit 10.2

Charles River Laboratories, Inc. 251 Ballardvale Street

Wilmington, Massachusetts 01887

Distributed Bio, Inc.

329 Oyster Point Blvd., 3rd Floor

South San Francisco, CA 94080

September 20, 2023

Re: Antibody Library Subscription Agreement between Surrozen Operating, Inc. and Charles River Laboratories Inc. (successor-in-interest to Distributed Bio, Inc), dated September 30, 2016, as amended

Dear Sir or Madam:

As you know, Charles River Laboratories, Inc. (as successor-in-interest to Distributed Bio, Inc) (“Distributed Bio”) and Surrozen Operating, Inc. (“Surrozen”) are Parties to that certain Antibody Library Subscription Agreement dated September 30, 2016, as amended on January 10, 2019 (the “Agreement”) pursuant to which Surrozen has a license to make, have made, use, sell, offer for sale, import, and otherwise undertake the Research (the “Research License”) and a license to make, have made, use, sell, offer for sale, import, and exploit Antibody Products identified by Surrozen using the Antibody Library (the “Development and Commercialization License”).

The purpose of this letter is to confirm that, since Surrozen will be ceasing its use of the Antibody Library and will no longer require the Research License, Surrozen and Distributed Bio have agreed to amend the Agreement effective as of September 30, 2023:

•
to terminate the Research License;
•
to terminate Surrozen’s obligation to pay the Annual Fee set forth in Section 3(b) of the Agreement;
•
to obligate Surrozen to destroy, no later than October 10, 2023, the Materials (other than to the extent such Materials encompass an Antibody for which Surrozen has filed or plans to file for patent protection pursuant to Section 9 of the Agreement (hereinafter the “Retained Materials”), and to provide Distribute Bio with written certification of such destruction promptly thereafter;
•
to define the Retained Materials as including (a) the Antibodies for which Surrozen has filed for patent protection pursuant to Section 9 of the Agreement, and (b) the Antibodies identified in Exhibit A; and
•
to delete Surrozen’s obligation pursuant to Section 15 of the Agreement to return or destroy the Retained Materials following expiration or termination of the Agreement.

For clarity, the Parties’ other rights and obligations under the Agreement, including the Development and Commercialization License and Surrozen’s obligations to make the milestone and royalty payments set forth in Section 3(c) and Section 3(d), respectively, of the Agreement, shall remain in full force and effect following the effectiveness of such amendment.

Surrozen, Inc.|171 Oyster Point Blvd., Suite 400|South San Francisco, CA 94080

Please confirm Distributed Bio’s acknowledgement of and agreement with the foregoing by arranging for an authorized representative of Distributed Bio to sign this letter where indicated below.

If you have any questions you can reach me at [*****] or [*****].

Thank you for our long-standing collaboration with Surrozen, which we look forward to continuing as Surrozen and its sublicensees further develop and hopefully commercialize Antibody Products.

Sincerely,

[Name]

[Title]

Surrozen Operating, Inc.

Acknowledged and Agreed:

CHARLES RIVER LABORATORIES, INC.

By: Name:

Title: Date:

cc:

Boehringer Ingelheim International GmbH

Attn: Head of Transactions and Contract Management

Binger Strasse 173

55216 Ingelheim am Rhein

E-mail: [****]

Exhibit A

Antibodies	Number	Lab Notebook Reference Date
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]